UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

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Blue Water Global Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-174557	45-0611648
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 S Australian Ave, West Palm Beach FL 33401

(Address of Principal Executive Offices) (Zip Code)

(954) 837-6833

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

Effective, November 4, 2020, the Company formally entered into the Chapter 11 reorganization. The Company has retained the law firm of Chad van Horm, in Fort Lauderdale, Florida.

The Company has arranged certain pre-arranged Chapter 11 financing to allow the Company to emerge post Chapter 11 with a viable new business model.

The current preferred shareholder, Mina Mar Group, has assigned 33.3 % of its controlling interest to Intersection Capital LLC in exchange for a one-time cash payment of $75,000 with an outlook to acquire the remaining 66.7% of the preferred shares in concert with the Company’s successful exit from the Chapter 11 bankruptcy protection and other non related matters.

The Company has commenced with certain legal and accounting procedural steps to return to being an SEC reporting entity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blue Water Global Group, Inc.

By	/s/ Miro Zecevic
Name: Miro Zecevic Title: Director and Chairman of the Board

Date:  November 4, 2020

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